Exhibit 10.30

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment (this “Second Amendment”) is made as of May 31, 2006 by and between KFLG WATERTOWN, INC., a Massachusetts corporation, with an address at 20 Guest Street, Suite 450, Brighton Landing East, Brighton, MA 02135 (the “Borrower”), and TD BANKNORTH, N.A., a national banking association with an office at 370 Main Street, Worcester, Massachusetts 01608 (the “Lender”).

RECITALS

A. The Lender and the Borrower are parties to that certain Credit Agreement, dated as of May 27, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of December 31, 2005 (the “First Amendment”), (as the same is and may hereafter be amended from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested that the Lender make certain modifications to the terms and conditions of the Credit Agreement as described herein.

C. Subject to certain terms and conditions, the Lender is willing to agree to the same, as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT.

A. Definitions. Section 1 of the Credit Agreement is hereby amended as follows:

1. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in its entirety as follows:

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise, and also including all present and future liabilities, obligations and Indebtedness of the Borrower to the Lender with respect to any agreement governing the provision of treasury and/or cash management services, including, without limitation, deposit accounts, funds transfer, automatic clearinghouse, zero balance accounts, controlled disbursements, lockboxes, and payroll services.

“Security Documents”: the Security Agreement, the Guarantee and Security Agreement, any Mortgage, any Leasehold Security Document, the Personal Guaranty, the Pledge Agreement, the Account Control Agreement and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, collectively.

2. The following new definitions are hereby inserted into the Credit Agreement in proper alphabetical order:

“Account Control Agreement”: The Account Control Agreement among the Lender, the Personal Guarantor and Wachovia Bank, National Association.

“Personal Guarantor”: George A. Naddaff.

“Personal Guaranty”: The Limited Personal Guaranty of the Personal Guarantor, dated as of the date hereof, in favor of the Lender.

“Pledge Agreement”: The Pledge Agreement of the Personal Guarantor, dated as of May 31, 2006, in favor of the Lender.

3. The following definitions are hereby deleted from the Credit Agreement:

“Blocked Account”, “Permitted Accounts” and “Permitted Blocked Accounts”

B. Bank Accounts. Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.10 Depository Accounts; Additional Accounts. At all times prior to the Additional New Equity Date, maintain all operating, depository and disbursement bank accounts with the Lender, except as otherwise permitted by Section 3.23 hereof and Section 4(j) of the Security Agreement. After the Additional New Equity Date, provided the Borrower and Guarantor maintain their respective operating accounts with the Lender and no Event of Default shall have occurred and be continuing, the Loan Parties may maintain accounts at banks and financial institutions other than the Lender.

C. Financial Covenants. Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.1 Financial Condition Covenants.

(a) Minimum Additional New Equity. Fail to cause the Guarantor to raise the Additional New Equity by July 31, 2006.

(b) Pledge Agreement and Account Control Agreement. Fail to cause the Personal Guarantor to maintain at all times marketable securities in an investment account, pledged to the Lender pursuant to the Pledge Agreement and subject to the Account Control Agreement, with a minimum market value at all times of at least $1,750,000.

(c) Consolidated Maintenance Capital Expenditures. After the Additional New Equity Date, the Borrower will not make Consolidated Maintenance Capital Expenditures unless both before and after giving effect to such capital expenditure, no Default or Event of Default shall have occurred and be continuing.

(d) Consolidated Discretionary Capital Expenditures. After the Additional New Equity Date, the Borrower will not make Consolidated Discretionary Capital Expenditures unless: (i) at the time of any such funding of such Consolidated Discretionary Capital Expenditures or commitment to make any such Consolidated Discretionary Capital Expenditures there is not (and after giving effect to such funding, and/or giving effect to such commitment as though such commitment has been funded on the date of such commitment, there will not be) any Default or Event of Default; and (ii) prior to the funding of any Consolidated Discretionary Capital Expenditure or commitment to make any Consolidated Discretionary Capital Expenditure, the Borrower shall have delivered to the Lender a certificate certifying to such fact.

D. Section 8.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

“8.7 Adjustments; Set-off. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender, any of its affiliates or any branch or agency of either thereof to or for the credit or the account of any Covered Party, whether or not the Lender is otherwise fully secured. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.”

II. NO FURTHER AMENDMENTS.

Except as specifically amended herein, all terms and conditions of the Credit Agreement shall remain in full force and effect as originally constituted and is hereby ratified and affirmed in all respects and the indebtedness of the Borrower to the Lender evidenced hereby and by the Note is hereby reaffirmed in all respects. This Second Amendment constitutes an amendment to and modification of the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Second Amendment, and each reference in any Loan Document between the Borrower and the Lender or, the Guarantor and the Lender, to the Credit Agreement, “thereunder”, “thereof” or words of like import referring the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Second Amendment.

III. REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Borrower represents, warrants and covenants as follows as of the date hereof:

A. Each of the representations and warranties contained in the Credit Agreement, as amended by this Second Amendment, and the other Loan Documents are true and correct as of the date hereof. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower or the Guarantor from that disclosed in the management-prepared financial statements most recently distributed to the Lender. No Default or Event of Default has occurred or is continuing.

B. The Credit Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

C. The execution and delivery of this Second Amendment and the other documents, if any, by the Borrower and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (i) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower; (ii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given (or both) would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower; or (iii) result in or require the imposition of any encumbrance or lien on any of the properties, assets or rights of the Borrower (other than pursuant to any Security Document executed in connection with the Credit Agreement).

D. The Borrower and the Lender acknowledge and agree that but for this Second Amendment, the Borrower would have been in default under the terms and conditions of the Credit Agreement, and that the terms and conditions set forth herein and the avoidance of such a default constitute fair and adequate consideration mutually exchanged by the Borrower and the Lender in their execution and delivery of this Second Amendment.

IV. CONDITIONS.

A. This Second Amendment shall become effective on the first date on which the Borrower shall have executed and/or delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) the following:

1. This Second Amendment;

2. The Personal Guaranty;

3. The Pledge Agreement;

4. The Account Control Agreement;

5. The amendment fee of $2,000 to Lender with respect to the Second Amendment; and

6. Such other supporting documents and certificates as the Lender or its counsel may reasonably request.

B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

V. CONFIRMATION OF SECURITY.

The Obligations of the Borrower to the Lender, including, without limitation, the liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby, and the Notes, are secured by, and entitled to all benefits of, the Security Agreement, the Guarantee and Security Agreement, any Mortgage, any Leasehold Security Document, and any other collateral granted by the Borrower or Guarantor to the Lender. The Covered Parties confirm and reaffirm that each has granted to Lender a security interest in, among other property, its deposit accounts and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein.

VI. MISCELLANEOUS.

A. The Borrower represents, warrants, and agrees that, to its knowledge, the Borrower has no claims, defenses, counterclaims or offsets against the Lender in connection with the Credit Agreement or the Obligations, and, to the extent that any claim, defense, counterclaim, or offset may exist, the Borrower hereby affirmatively WAIVES AND RELEASES the Lender from the same.

B. The Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges, liabilities, taxes and expenses of the Lender in connection with (i) the preparation, negotiation, interpretation, execution and delivery by Lender’s counsel of the First Amendment and this Second Amendment and any other agreements, instruments or documents executed pursuant or relating hereto, and unpaid expenses of Lender’s counsel relating to the initial closing, all as set forth on Exhibit B hereto, and (ii) any enforcement hereof.

C. This Second Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

D. This Second Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Second Amendment.

[Signature page follows.]

[Signature Page to Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Second Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

KFLG WATERTOWN, INC.

By:
Name:
Title:

TD BANKNORTH, N.A.

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

AGREEMENT, CONSENT AND CONFIRMATION OF GUARANTOR

The undersigned Guarantor does hereby acknowledge and consent to the execution, delivery and performance of the within foregoing Second Amendment, confirms the continuing effect of that certain Guarantee and Security Agreement dated as of May 27, 2005, as amended, made by such Guarantor in favor of the Lender, after giving effect to the foregoing Second Amendment, and agrees to the provisions of the within and foregoing Second Amendment which apply to it by their terms, including without limitation, the obligation of the Guarantor to raise the Additional New Equity by July 31, 2006 as required by Section 6.1(a) of the Credit Agreement.

Accepted and agreed to as of May 31, 2006:

KNOWFAT FRANCHISE COMPANY, INC.

By:
Name:
Title: